Exhibit 99.1

Alimera Sciences Announces Agreement with Deerfield Management for $50.0 Million Financing

ATLANTA, November 28, 2014 – Alimera Sciences, Inc. (NASDAQ: ALIM) (Alimera), a pharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals, has entered into a Securities Purchase Agreement with Deerfield Management and certain of its affiliates (“Deerfield”) pursuant to which Alimera will issue shares of preferred stock to Deerfield with an aggregate purchase price of approximately $50.0 million upon the satisfaction of certain closing conditions. Alimera has also agreed to issue an additional 124.378 shares of preferred stock as a subscription premium. The preferred stock will be convertible into an aggregate of 8,416,251 shares of Alimera common stock. Alimera plans to use the proceeds for commercial launch of its lead product, ILUVIEN, in the United States, continued marketing efforts in Europe and general corporate purposes.

The closing of the financing is expected to occur on or before December 17, 2014.

A registration statement relating to the preferred stock and underlying common stock has been filed with and declared effective by the Securities and Exchange Commission. A prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

“By securing this financing, we have further strengthened our balance sheet and will have the capital required to execute our ILUVIEN commercial launch in the United States. In addition, it positions us to continue to enhance our marketing and commercialization efforts in the United Kingdom and in Germany as we seek to gain global market share for our novel, long-acting treatment for diabetic macular edema,” said Dan Myers, Alimera’s president and chief executive officer. “We believe this financing demonstrates Deerfield’s confidence in our ability to execute our near-term commercialization goals, and also validates our long-term commitment to make ILUVIEN readily available for the growing number of patients suffering from DME.”

About Alimera Sciences, Inc.

Alimera Sciences, Inc., headquartered in Alpharetta, Georgia, is a pharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals. Alimera’s European operations are conducted from London by its subsidiary, Alimera Sciences Limited.

About Deerfield

Deerfield is an investment management firm, committed to advancing healthcare through investment, information and philanthropy. For more information about Deerfield, please visit www.deerfield.com

Forward Looking Statements

This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, the expected closing and closing date of the financing. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ are discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Alimera’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Alimera’s results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

SOURCE: Alimera Sciences, Inc.